Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
AMENDMENT TO THE
ADVISOR MANAGED PORTFOLIOS
CUSTODY AGREEMENT

THIS AMENDMENT, effective as of the last date on the signature block, (the “Effective Date”), to the Custody Agreement dated as of September 14, 2023, as amended (the “Agreement”), is entered into by and between ADVISOR MANAGED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add BHILL Fund as a series in the Exhibit for Bramshill; and
WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.
NOW, THEREFORE, the parties agree as follows:
1. The Exhibit for Bramshill is hereby superseded and replaced in its entirety with the Exhibit for Bramshill attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ADVISOR MANAGED PORTFOLIOS	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Russell Simon	By: /s/ Greg Farley
Name: Russell Simon	Name: Greg Farley
Title: President	Title: Sr. Vice President
Date: 2/10/2025	Date: 2/10/2025

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Name of Series
Bramshill Income Performance Fund BHILL Fund

Base Fee for Custody Services
Annual Fee Based Upon Market Value Per Fund*
____ basis point on average daily market value of all long securities and cash held in the portfolio Minimum annual fee per fund - $____
Plus portfolio transaction fees
Portfolio Transaction Fees
•$____ – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$____ – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non- depository transaction
•$____ – Option/SWAPS/future contract written, exercised or expired
•$____ – Mutual fund trade, Fed wire, margin variation Fed wire
•$____ – Physical security transaction
•$____ – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•Additional fees apply for global servicing.
•Sub Advised Funds - $____ per custody account per year
•Class Action Services – $____ filing fee per class action per account, plus ____% of gross proceeds, up to a maximum per recovery not to exceed $____
•$____ – Segregated account per year
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus ____% unless a line of credit is in place.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average. Fees are calculated pro rata and billed monthly.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Additional Global Sub-Custodial Services Annual Fee Schedule

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Argentina	All	—	$—	Hungary	All	—	$—	Portugal	All	—	$—
Australia	All	—	$—	Iceland	All	—	$—	Qatar	All	—	$—
Austria	All	—	$—	India	All	—	$—	Romania	All	—	$—
Bahrain	All	—	$—	Indonesia	All	—	$—	Russia	Equities	—	$—
Bangladesh	All	—	$—	Ireland	All	—	$—	Senegal	All	—	$—
Belgium	All	—	$—	Israel	All	—	$—	Singapore	All	—	$—
Benin	All	—	$—	Italy	All	—	$—	Slovak Republic	All	—	$—
Bermuda	All	—	$—	Ivory Coast	All	—	$—	Slovenia	All	—	$—
Botswana	All	—	$—	Japan	All	—	$—	South Africa	All	—	$—
Brazil	All	—	$—	Jordan	All	—	$—	South Korea	All	—	$—
Bulgaria	All	—	$—	Kazakhstan	All	—	$—	Spain	All	—	$—
Burkina Faso	All	—	$—	Kenya	All	—	$—	Sri Lanka	All	—	$—
Canada	All	—	$—	Kuwait	All	—	$—	Swaziland	All	—	$—
Cayman Islands*	All	—	$—	Latvia	Equities	—	$—	Sweden	All	—	$—
Channel Islands*	All	—	$—	Lebanon	All	—	$—	Switzerland	All	—	$—
Chile	All	—	$—	Lithuania	All	—	$—	Taiwan	All	—	$—
China	All	—	$—	Luxembourg	All	—	$—	Thailand	All	—	$—
Columbia	All	—	$—	Malaysia	All	—	$—	Togo	All	—	$—
Costa Rica	All	—	$—	Mali	All	—	$—	Tunisia	All	—	$—
Croatia	All	—	$—	Malta	All	—	$—	Turkey	All	—	$—
Cyprus	All	—	$—	Mauritius	All	—	$—	UAE	All	—	$—
Czech Republic	All	—	$—	Mexico	All	—	$—	United Kingdom	All	—	$—
Denmark	All	—	$—	Morocco	All	—	$—	Ukraine	All	—	$—
Ecuador	All	—	$—	Namibia	All	—	$—	Uruguay	All	—	$—
Egypt	All	—	$—	Netherlands	All	—	$—	Venezuela	All	—	$—
Estonia	All	—	$—	New Zealand	All	—	$—	Vietnam	All	—	$—
Euromarkets**	All	—	$—	Niger	All	—	$—	Zambia	All	—	$—
Finland	All	—	$—	Nigeria	All	—	$—	Zimbabwe	All	—	$—
France	All	—	$—	Norway	All	—	$—		All	—	$—
Germany	All	—	$—	Oman	All	—	$—		All	—	$—
Ghana	All	—	$—	Pakistan	All	—	$—		All	—	$—
Greece	All	—	$—	Peru	All	—	$—		All	—	$—
Guinea Bissau	All	—	$—	Philippines	All	—	$—		All	—	$—
Hong Kong	All	—	$—	Poland	All	—	$—		All	—	$—
*Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
**Tiered by market value: <$5 billion: 1bp, >$5 billion and <$10 billion: .75 bps; >$10 billion: .50bps.
**Euromarkets - Non-Eurobonds: Surcharge vary by local market.

*Safekeeping and transaction fees are assessed on security and currency transactions.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
•1–25 foreign securities – $____; 26–50 foreign securities – $____; Over 50 foreign securities – $____
•Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
•For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses
•Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $____ per claim.
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.

Adviser’s signature as acknowledgement of the fee schedule shown above is not needed. Bramshill Investments, LLC signed the fee schedule on December 20, 2018.